UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

1-3382	CAROLINA POWER & LIGHT COMPANY	56-0165465
d/b/a Progress Energy Carolinas, Inc.
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

1-3274	FLORIDA POWER CORPORATION	59-0247770
d/b/a Progress Energy Florida, Inc.
100 Central Avenue
St. Petersburg, Florida 33701-3324
State of Incorporation: Florida

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is filed separately by three registrants: Progress Energy, Inc., Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. and Florida Power Corporation d/b/a Progress Energy Florida, Inc. Information contained herein relating to any individual registrant is filed by such registrant solely on its own behalf, and is not, and shall not, be deemed to be filed or disclosed by any other registrant.

SECTION 7 - Regulation FD

ITEM 7.01 Regulation FD Disclosure

On September 6, 2006 at 3:45 PM, representatives of Progress Energy, Inc. (the “Company”) will be speaking at the Lehman Brothers “CEO Energy/Power Conference” in New York. Interested persons are invited to listen to the Company’s presentation via live audio webcast at: http://www.progress-energy.com/webcasts. The Company is giving notice of the fact that during the course of the Lehman conference and the various analyst and investor meetings, the Company will reaffirm its prior guidance of on-going earnings of $2.45 to $2.65 per share, assuming sufficient year-end progress on additional strategic alternatives, for the 2006 fiscal year, as discussed in more detail in the press release that was an exhibit to the Form 8-K the Company filed with the Securities and Exchange Commission on August 10, 2006. The presentation materials for the meetings will be available on the Company’s Web site at: http://www.progress-energy.com.

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve estimates, projections, goals, forecasts, assumptions, risk and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Any forward-looking statement is based on information current as of the date of this report and speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made. Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include, but are not limited to, the following: the impact of fluid and complex laws and regulations, including those relating to the environment and the recently enacted Energy Policy Act of 2005; the financial resources needed to comply with environmental laws; deregulation or restructuring in the electric industry that may result in increased competition and unrecovered or stranded costs; the uncertainty regarding the timing, creation and structure of transmission organizations; weather conditions that directly influence the demand for electricity; the ability to recover through the regulatory process costs associated with future significant weather events; recurring seasonal fluctuations in demand for electricity; fluctuations in the price of energy commodities and purchased power; economic fluctuations and the corresponding impact on our commercial and industrial customers; the ability of our subsidiaries to pay upstream dividends or distributions; the impact on our facilities and businesses from a terrorist attack; the inherent risks associated with the operation of nuclear facilities, including environmental, health, regulatory and financial risks; the anticipated future need for additional baseload generation in our regulated service territories and the accompanying regulatory and financial risks; the ability to successfully access capital markets on favorable terms; our ability to maintain our current credit ratings and the impact on our financial condition and ability to meet our cash and other financial obligations in the event our credit ratings are downgraded below investment grade; the impact that increases in leverage may have on us and our subsidiaries; the impact of derivative contracts used in the normal course of business; the investment performance of our pension and benefit plans; our ability to control costs, including pension and benefit expense, and achieve our cost management targets for 2007; the availability and use of Internal Revenue Code Section 29/45K (Section 29/45K) tax credits by synthetic fuel producers and our ability to use Section 29/45K tax credits related to our coal-based solid synthetic fuel businesses; the impact that future crude oil prices may have on the value of our Section 29/45K tax credits including the potential of a reduction in first quarter’s and subsequent period’s earnings resulting from a loss of 2006 generated tax credits in the event that federal tax legislation is not passed providing relief from the current crude oil phase-out formula; our ability to manage the risks involved with the operation of nonregulated plants, including dependence on third parties and related counter-party risks; the ability to divest of our gas and other announced divestitures on a timely basis; the ability to manage the risks associated with our energy marketing operations; the outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements; and unanticipated changes in operating expenses and capital expenditures. Many of these risks similarly impact our nonreporting subsidiaries.

These and other risk factors are detailed from time to time in our filings with the United States Securities and Exchange Commission (SEC). All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the effect of each such factor on us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.,
CAROLINA POWER & LIGHT COMPANY,
d/b/a PROGRESS ENERGY CAROLINAS, INC. and
FLORIDA POWER CORPORATION
d/b/a PROGRESS ENERGY FLORIDA, INC.
Registrants

By:	/s/ Jeffrey M. Stone
Jeffrey M. Stone
Chief Accounting Officer

Date: August 31, 2006